Exhibit 10.40

FIRST AMENDMENT TO THE

CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO THE CONSULTING AGREEMENT (“Amendment No. 1”) is made effective as of December 19, 2014 (the “Amendment No. 1 Effective Date”) by and between Epizyme, Inc., with a principal business address at 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139 (“Epizyme”) and Eric Hedrick (“Consultant”).

WHEREAS, Epizyme and Consultant entered into that certain Consulting Agreement dated October 27, 2014 (the “Agreement”); and

WHEREAS, the parties desire to amend the terms and conditions of the Agreement as described below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Section 2 of the Agreement is hereby amended by extending the Consultation Period (as defined in the Agreement) so that it continues until March 31, 2015.

2.	Continued Effectiveness. Except as provided herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.	Capitalized Terms. Capitalized terms used in the Amendment No. 1 that are not otherwise defined herein shall have the meanings set forth in the Agreement.

4.	Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or pdf copy of this Amendment No. 1, including the signature pages, will be deemed an original.

IN WITNESS WHEREOF, each party has caused this Amendment No. 1 to be executed by its duly authorized representative as of the Amendment No. 1 Effective Date.

EPIZYME, INC.		CONSULTANT

By:	/s/ Robert Gould	By:	/s/ Eric Hedrick
Name:	Robert Gould, Ph.D.	Print Name: Eric Hedrick, M.D.
Title:	President and CEO